               Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                         Dixon Ticonderoga Company
              ---------------------------------------------
             (Name of Registrant as Specific in Its Charter)

    ---------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee ((Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------
    5) Total fee paid:

       -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       --------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       --------------------------------------------
    3) Filing Party:
       Dixon Ticonderoga Company
       --------------------------------------------
    4) Date Filed:
       January 24, 1997
       --------------------------------------------

                           DIXON TICONDEROGA COMPANY
                           195 International Parkway
                           Heathrow, Florida   32746


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               February 28, 1997


To the Shareholders of
DIXON TICONDEROGA COMPANY

      Notice is hereby given that the Annual Meeting of Shareholders of DIXON TICONDEROGA COMPANY (hereinafter called the "Company"), a Delaware corporation, will be held at 195 International Parkway, Heathrow, Florida, on February 28, 1997 at 11:00 a.m., for the following purposes:

      (1)   To elect three Directors for a three-year term.

      (2) To consider and vote upon an amendment to the Dixon Ticonderoga Employee Qualified Stock Purchase Plan increasing the number of shares of the Company's common stock which may be issued thereunder from 100,000 shares to 180,311 shares.

      (3) To consider and vote upon the ratification of the Dixon Ticonderoga Amended and Restated Stock Option Plan, to replace the Company's 1988 Executive Stock Plan.

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on January 2, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at such meeting or any adjournment thereof.

                                    By Order of the Board of Directors,


                                    Laura Hemmings
                                    Secretary
Heathrow, Florida
January 27, 1997

                              YOUR VOTE IS IMPORTANT

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to mark, date and sign the enclosed proxy and return it promptly in the envelope provided. This will assure your representation at the meeting. If you do attend the meeting in person, you may revoke your proxy by giving written notice of its revocation to the Secretary of the meeting before the proxy is voted or by casting your vote in person.

                           DIXON TICONDEROGA COMPANY
              195 International Parkway, Heathrow, Florida  32746

                                PROXY STATEMENT

      The enclosed proxy statement is solicited on behalf of the Board of Directors of Dixon Ticonderoga Company (hereinafter the "Company") for use at the Annual Meeting of Shareholders to be held at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting or at any adjournment thereof. If the enclosed proxy card is executed and returned by a shareholder, it nevertheless may be revoked at any time before it has been voted.

      The shares represented at the meeting by the enclosed proxy will be voted as marked on all matters to be acted upon at the meeting. Only shareholders of record at the close of business on January 2, 1997 will be entitled to vote at the meeting. The outstanding voting shares of the Company at the close of business on January 2, 1997 consisted of 3,293,778 shares of the Common Stock and each such share is entitled to one vote. Shareholders do not have cumulative voting rights. On the record date there were 3,293,778 shares of the Company's Common Stock outstanding and entitled to vote. A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the meeting.

      The mailing of this Proxy Statement, together with the Company's Annual Report on Form 10-K for fiscal year ended September 30, 1996, commenced on January 27, 1997.

                             MAJOR STOCKHOLDERS

      The only stockholders known by the Company to own beneficially more than 5% of the shares outstanding as of November 30, 1996, are as follows:

                                                     Shares of Stock Percentage
Name & Address                Nature of Beneficial   Beneficially    Outstanding
Beneficial Owner              Ownership              Owned           Shares
----------------              --------------------   --------------- -----------
Gino N. Pala                  Sole Voting &
 195 International Pkwy.       Investment Power          508,920        15.3%
 Heathrow, FL  32746          Sole Voting Power &
                               Shared Investment
                               Power                     245,775         7.4%
                              Option                      29,900         0.9%

Hollybank, Investments, L.P.  Sole Voting &
 One Financial Center          Investment Power          371,700        11.3%
 Suite 1600
 Boston, MA  02111

                       SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of November 30, 1996, the number of shares of the Company's voting securities owned beneficially to the knowledge of the Company by each director and by all officers and directors of the Company as a group. All shares are subject to the person's sole voting and investment power except where otherwise indicated.

          Name of             Amount and Nature of            Percentage of
      Beneficial Owner        Beneficial Ownership          Voting Securities

      Gino N. Pala                  784,595(1)                    23.6%
      Richard F. Joyce               27,810(2)                      *
      Samuel B. Casey, Jr.              374                         *
      John E. Ramondo                   -0-                         *
      Joseph R. Sadowski              8,550                         *
      Philip M. Shasteen              8,969                         *
      Bobby Brantley                    -0-                         *
      Ben Berzin, Jr.                   500                         *

      All Executive Officers and
       Directors as a Group
       (14 Persons)                 896,533(3)                    26.5%
-------------------
*     Indicates ownership is less than 1%.

(1) This includes 508,920 shares owned by him over which he has full voting and investment power and 245,775 shares over which he has sole voting and shared investment power only. In addition, this includes an option to purchase 29,900 shares that can be exercised within the next sixty days.

(2) This includes options to purchase 18,500 shares that can be exercised within the next sixty days. This does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.

(3) This includes options to purchase 95,470 shares that can be exercised within the next sixty days.

                            ELECTION OF DIRECTORS


      The Certificate of Incorporation of the Company provides that the members of Dixon Ticonderoga Company Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The terms of the Directors in Class II expire with this Annual Meeting. Currently eight members are seated on the Board of Directors. Certain seats within the three classes remain vacant. Directors are elected by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      Unless authority with respect thereto is withheld in the proxy, it is the intention of the persons named as proxies in the enclosed proxy card to vote for the election as directors the nominees named below to serve as directors until their respective terms expire and until their successors shall have been elected and qualified. In the event that any nominee shall become unable or unwilling to serve as a director, the proxies named in the enclosed proxy card intend to vote for such other person as they deem proper. The Board of Directors knows of no reason why any nominee will be unable or unwilling to serve as a director.

      Shareholders may vote for, or withhold their vote from, the entire slate of nominees by marking the appropriate box on the proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the place indicated on the proxy card.

      At the 1996 Annual Meeting of Shareholders 91.0% of the Common Shares were present in person or by proxy and the percentage of total shares cast for and withheld from the vote for each nominee is shown in the following table:

                                                      Percentage
                                                      Withholding
                Nominee             Percentage For    Authority
            ------------------      --------------    -----------

            Joseph R. Sadowski          90.6%            O.4%

            Philip M. Shasteen          90.6%            0.4%

                   DIRECTORS WHO ARE NOMINATED FOR ELECTION

                              Year
                              First                                                                            Class & Year
                              Became      Principal Occupation or Employment During the Past Five                In Which
Name                    Age   Director    Years and Directorships of Other Public Companies                    Term Expires
----                    ---   --------    -------------------------------------------------------              ------------
John E. Ramondo         68    1986        Senior Vice President of Construction, Simco Corp., Brownsville,        Class II
                                          TN; prior thereto Manager of Projects, Cogeneration Services, Inc.      1997
                                          (a division of Kamine Development Corp.) Union, N.J. since 1990.

Kent Kramer             52    1997        Chief Executive Officer of Professional Sports Marketing, Inc.,         Class II
                                          Dallas, TX, since November, 1996; prior thereto President of            1997
                                          Professional Sports Marketing, Inc., since 1985.

Ben Berzin, Jr.         49    1994        Senior Vice President, PNC Capital Recovery Corp. (formerly             Class II
                                          Midlantic Bank, N.A.), East Brunswick, NJ, since 1990.                  1997

CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

Gino N. Pala            68    1978        Chairman of the Board of the Company since February, 1989;              Class I
(Father-in-law of                         President Chief Executive Officer since July 1985; prior thereto        1998
Richard F. Joyce)                         President and Co-Chief Executive Officer since August, 1978.

Richard F. Joyce        41    1982        Vice Chairman of the Board since January, 1990; President and           Class I
(Son-in-law of                            Chief Operating Officer, Consumer Group since March 1996;               1998
Gino N. Pala)                             Executive Vice President and Chief Legal Executive, since February
                                          1991; prior thereto Corporate Counsel since July, 1990.

Bobby Brantley          47    1991        Governmental Consultant, Brantley & Associates, Tallahassee, FL,        Class I
                                          since September, 1995; prior thereto real estate sales,                 1998
                                          Telluride, CO, since June, 1992; prior thereto Executive Director of the Florida Golf Council since January, 1991; prior thereto
                                          Lieutenant Governor of the State of Florida and Secretary of
                                          Florida Department of Commerce since January, 1986.

Joseph R. Sadowski      65    1986        Co-chairman, Atlas Energy Group, Inc., Coraopolis, PA, since            Class III
                                          December 1993.  Founder and President, Atlas Energy Group, Inc.         1999
                                          since 1971.

Philip M. Shasteen      47    1986        Attorney/Shareholder, Johnson, Blakely, Pope, Ruppel        Class III
                                          & Burns, P.A., Tampa, FL, since August, 1992; prior         1999
                                          thereto Attorney, Philip M. Shasteen, P.A., Tampa, FL,
                                          since 1986


                     MEETINGS AND COMMITTEES OF THE BOARD

      For the fiscal year ending September 30, 1996, the Board of Directors of the Company met seven times, including the annual meeting of directors following the 1996 Annual Meeting of Shareholders. No director attended less than seventy-five percent (75%) of (a) the Board meetings or (b) the meetings of all committees on which he serves held during fiscal year. Committee appointments are reviewed by the Board in March each year. The Company does not have a Nominating Committee.

Audit Committee

  The Board of Directors has an Audit Committee currently composed of the
following directors:   Ben Berzin Jr. (Chairman) and Philip M. Shasteen(1).  The
Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. Specifically, the Committee reviews and approves the scope of the annual audit of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors or the Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Committee, comprised entirely of non-employee directors, met three times during the past fiscal year.

Compensation Committee

      The Board of Directors has a Compensation Committee currently composed of the following directors: John Ramondo (Chairman), Joseph R. Sadowski and Bobby Brantley. The Compensation Committee is primarily concerned with the Company's organization, salary and non-salary compensation and benefit programs. The Committee also recommends to the Board of Directors annual salaries, bonus programs and stock option plans covering the Chief Executive Officer. The Committee, comprised entirely of non-employee directors, met once during the past fiscal year. No Compensation Committee members are or have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed herein.

      Under the guidelines established by the previously adopted Management Incentive Program ("MIP"), the Committee evaluates Dixon Ticonderoga's management employee performance. Factors which are considered under the MIP guidelines include: corporate performance, business unit performance and personal performance. The corporate performance rating is largely based upon the Company's growth in earnings per share. The business unit ratings are based primarily on profit performance, return on equity and budgetary success. The personal performance can include such factors as meeting set strategic planning goals and organizational and management development.

-----------------------

      (1) Fred Hawkins resigned from the Board of Directors and the Audit Committee in fiscal 1996 due to personal reasons.

      Under the MIP, incentive awards are made annually to key management employees as determined by top corporate management and approved by the Committee and include both cash and stock incentives. The objectives of the MIP are to motivate and reward the accomplishment of corporate and business unit annual objectives, reinforce a strong performance orientation and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year. Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan and a weighting is established for each component based on the relative importance of each to the individual. As discussed below, stock options may also be granted to key employees as part of the Company's incentive program.

      The Committee meets annually to evaluate the Chief Executive Officer's performance and reports on that evaluation to the independent directors of the Board. In 1996, the Committee rated highly the Chief Executive Officer's role in raising corporate revenues and his leadership in developing the Company's management structure and succession and further carrying out the Company's financing and other strategic objectives. The annual compensation level of $200,000 had not been increased in eight years. This year, the Compensation Committee decided to increase the Chief Executive Officer's salary to $235,000 per annum. As discussed below, the Company entered into an employment agreement with the Chief Executive Officer and one other corporate officer in 1995. The Chief Executive Officer also received a bonus payment of $43,100 under the Management Incentive Program discussed above.

      The foregoing report is submitted by the members of the Compensation
Committee:

John E. Ramondo (Chairman)
Joseph R. Sadowski
Bobby Brantley.

                                 COMPENSATION OF DIRECTORS

      Each non-employee director receives a retainer of $7,500.00 a year plus $400.00 for each meeting of the Board of Directors he attends, and $450.00 for each Committee meeting he attends. Officers-directors receive $350.00 for each Board meeting attended. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings and provides each director with liability insurance.

                           OFFICERS OF THE COMPANY

      Name               Age                    Title
      ----               ---                    -----

Gino N. Pala             68    Chairman of the Board since February, 1989;
                               President and Chief Executive Officer since
                               July, 1985; prior thereto President and Co-
                               Chief Executive Officer since August, 1978.

Richard F. Joyce         41    Vice Chairman of the Board since January,
                               1990; President and Chief Operating Officer,
                               Consumer Group since March, 1996; Executive
                               Vice President and Chief Legal Executive since
                               February, 1991; prior thereto Corporate
                               Counsel since July, 1990.

Richard A. Asta          40    Executive Vice President of Finance and Chief
                               Financial Officer since February, 1991; prior thereto Senior Vice President-Finance and Chief
                               Financial Officer since March, 1990.  In
                               February, 1995, Mr. Asta was named in an indictment stemming from his prior employment with the accounting firm of Laventhol & Horwath, which principally relates to his involvement in allegedly faulty audits of a client of that firm in 1988. Mr. Asta has recently reached terms to settle the matter by agreeing to plea to a single lesser charge contained in the indictment and to continue his cooperation in the Government's investigation and legal proceedings involving other named defendants.


Leonard D. Dahlberg, Jr. 45    Executive Vice President, Industrial Group,
                               since March, 1996; prior thereto Executive Vice
                               President of Manufacturing/ Consumer Products
                               Division since August, 1995; prior thereto
                               Senior Vice President of Manufacturing since
                               February, 1993; prior thereto Vice President of
                               Manufacturing since March, 1990.

Kenneth A. Baer          50    Vice President and Treasurer since January,
                               1991; prior thereto Treasurer since November, 1985.

John Adornetto           55    Vice President and Corporate Controller since
                               January, 1991; prior thereto Corporate
                               Controller since September, 1978.

Richard H. D'Antonio     48    Senior Vice President and Chief Information
                               Officer since March, 1996; prior thereto Vice
                               President of Information Services since October,
                               1993; prior thereto Principal of RHD Consulting since May, 1990.

Laura Hemmings           45    Corporate Secretary since January, 1986; prior
(formerly Van Camp)            thereto Secretary to President and Chief
                               Executive Officer since February, 1982.

                                  EXECUTIVE COMPENSATION

  To meet the goal of providing the shareholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table is presented below. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and four other most highly paid officers, for services rendered in all capacities during the fiscal years ended September 30, 1996, 1995 and 1994.

                                 SUMMARY COMPENSATION TABLE
                                                                              Number of
                                                                              Options
Name/Title                       Year        Salary       Bonus   Other(1)    Granted
Gino N. Pala                     1996        $ 204,375   $43,100  $30,821       -0-
 President and                   1995        $ 200,000   $   -0-  $53,581     10,000
 Chief Executive Officer         1994        $ 200,000   $79,000  $20,963     20,000

Richard F. Joyce,                1996        $ 141,700   $23,780  $32,554       -0-
 President and Chief Operating   1995        $ 128,460   $   -0-  $48,420     10,000
 Officer, Consumer Group and     1994        $ 120,050   $37,440  $19,276     10,000
 and Executive Vice President
 and Chief Legal Executive

Richard A. Asta                  1996        $ 141,110   $23,367  $21,353       -0-
 Executive Vice President        1995        $ 134,706   $   -0-  $20,359     10,000
 of Finance and Chief            1994        $ 127,000   $39,624  $55,300     10,000
 Financial Officer

Thomas Maskell                   1996        $  99,822   $27,769  $13,559       -0-
 General Manager/New             1995        $  93,206   $46,710  $13,671       -0-
 Castle Refractories Division    1994        $  86,346   $10,189  $ 6,742     2,000

Leonard D. Dahlberg, Jr.         1996        $  97,665   $12,077  $19,826       -0-
 Executive Vice President,       1995        $  90,349   $   -0-  $26,977     2,000
 Industrial Group                1994        $  85,117   $16,570  $90,497     2,000

  (1) The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, gain from the exercise of stock options and perquisites, including personal, non-plan benefits.


                           EMPLOYMENT AGREEMENTS

      In March, 1995, the Company entered into employment agreements with the Chief Executive Officer and the Executive Vice President and Chief Legal Executive. The agreements provide for the continuation of salary and related employee benefits for a period of 24 months following their termination of employment under certain changes in control of the Company. In addition, all options held by these officers would become immediately exercisable upon the date of termination and remain exercisable for 90 days thereafter.

                         OUTSTANDING STOCK OPTIONS

      The following table sets forth cumulative information concerning outstanding options to purchase shares of the Company's Common Stock granted, exercised or expired as of November 30, 1996. The options were granted pursuant to the 1988 Dixon Ticonderoga Company Executive Stock Plan, as amended, (the "1988 Plan"). Outstanding options under the 1988 Plan vest 25% after one year; 25% after two years; and 50% after three years, and remain exercisable for a period of three years from the date of vesting. All options expire three months after termination of employment. At November 30, 1996, there were 287,192 options outstanding and 231,390 shares available for future grants under the 1988 Plan. The 1988 Plan provides for participation by officers or key management employees of the Company or its subsidiaries. The following table discloses (for the Chief Executive Officer and other named officers) the gain or "spread" that would be realized if the options granted were exercised on the expiration date when the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of the grant.

                              OPTION GRANTS
                                         % of Total
                                         Options           Exercise        Final          Assumed Stock     Assumed Stock
                           Options       Granted in Year   of Base         Expiration     Apprecation       Appreciation
Name and Title             Granted (#)   of Grant          Price ($/Sh)    Date           5% ($)            10% ($)
--------------             -----------   ---------------   ------------    ----------     -------------     -------------
Gino N. Pala                 21,400 <F1>      17.4%           $4.75           2/97          $ 29,479          $ 66,073
President and Chief           7,000 <F2>      15.2%           $7.75          12/98          $ 15,733          $ 35,263
Executive Officer            20,000 <F3>      20.0%           $8.62          10/00          $ 49,996          $112,060
                             10,000 <F4>      10.6%           $6.75          12/01          $ 19,575          $ 43,875

Richard F. Joyce             15,000 <F1>      12.2%           $4.75           2/97          $ 20,663          $ 46,313
President and Chief           3,500 <F2>       7.6%           $7.75          12/98          $  7,866          $ 17,631
Operating Officer-Consumer   10,000 <F3>      10.0%           $8.62          10/00          $ 24,998          $ 56,030
Group and Executive Vice     10,000 <F4>      10.6%           $6.75          12/01          $ 19,575          $ 43,875
President and Chief Legal
Executive-Corporate

Richard A. Asta              15,000 <F1>      12.2%           $4.75           2/97          $ 20,663          $ 46,313
Executive Vice President      3,500 <F2>       7.6%           $7.75          12/98          $  7,866          $ 17,631
of Finance and Chief         10,000 <F3>      10.0%           $8.62          10/00          $ 24,998          $ 56,030
Financial Officer            10,000 <F4>      10.6%           $6.75          12/0l          $ 19,575          $ 43,875

Thomas Maskell                1,000 <F1>       0.8%           $4.75           2/97          $  1,378          $  3,088
General Manager/              1,000 <F2>       2.2%           $7.75          12/98          $  2,248          $  5,038
New Castle Refractories       2,000 <F3>       2.0%           $8.62          10/00          $  5,000          $ 11,206

Leonard D. Dahlberg, Jr.      9,188 <F1>       7.5%           $4.75           2/97          $ 12,656          $ 28,368
Executive Vice President-     2,000 <F2>       4.4%           $7.75          12/98          $  4,495          $ 10,075
Industrial Group              2,000 <F3>       2.0%           $8.62          10/00          $  5,000          $ 11,206
                              2,000 <F4>       2.1%           $6.75          12/01          $  3,915          $  8,775

<F1> Granted February 22, 1991 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to vest 25% after one year, 25% after two years, and 50% after three years, to expire three years from the date of vesting.

<F2> Granted December 18, 1992 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to vest 25% after one year; 25% after two years; and 50% after three years, to expire three years from the date of vesting.

<F3> Granted October 21, 1994 under the 1988 Dixon Ticonderoga Company Executive Stock Option         Plan to vest 25%
after one year; 25% after two years; and 50% after three years, to expire three years from the date of vesting.

<F4> Granted December 15, 1995 under the 1988 Dixon Ticonderoga Company Executive Stock Option        Plan to vest 25% after
one year; 25% after two years; and 50% after three years, to expire    three years from the date of vesting.

      The following table presents individual grants of options that were made and/or exercised or expired during the last three fiscal years to each of the named executives. This table also is intended to allow shareholders to ascertain the number and size of option grants made during the last three years, as well as options exercisable, and their value as of September 30, 1996.

            AGGREGATED OPTION EXERCISES IN LAST THREE FISCAL YEARS AND FISCAL YEAR-END OPTION VALUES
                                                                 Number of Options at           Value of Options at
                                                                 Fiscal Year-End (#)            Fiscal Year-End ($)<F1>
                             Shares Acquired   Value             -------------------------      -------------------------
Name and Title               on Exercise (#)   Realized ($)      Exercisable  Unexercisable     Exercisable Unexercisable
--------------               ---------------   ------------      ----------- -------------      ----------- -------------
Gino N. Pala                 39,300 <F2>       $70,740              -0-<F2>      -0-<F2>        $   -0-     $   -0-
President and Chief          11,000            $32,580           10,400<F3>      -0-<F3>        $29,900     $   -0-
Executive Officer                                                 7,000<F4>      -0-<F4>        $   -0-     $   -0-
                                                                 10,000<F5>   10,000<F5>        $   -0-     $   -0-
                                                                  2,500<F6>    7,500<F6>        $ 2,188     $ 6,563

Richard F. Joyce              7,500            $27,187            7,500<F3>      -0-<F3>        $21,563     $   -0-
President and Chief                                               3,500<F4>      -0-<F4>        $   -0-     $   -0-
Operating Officer-Consumer                                        5,000<F5>    5,000<F5>        $   -0-     $   -0-
Group and Executive Vice                                          2,500<F6>    7,500<F6>        $ 2,188     $ 6,563
President and Chief Legal
Officer-Corporate

Richard A. Asta               7,500            $39,375            7,500<F3>      -0-<F3>        $21,563     $   -0
Executive Vice President                                          3,500<F4>      -0-<F4>        $   -0-     $   -0-
of Finance and Chief                                              5,000<F5>    5,000<F5>        $   -0-     $   -0-
Financial Officer                                                 2,500<F6>    7,500<F6>        $ 2,188     $ 6,563

Thomas Maskell                1,000            $ 6,125              -0-<F3>      -0-<F3>        $   -0-     $   -0-
General Manager/                                                  1,000<F4>      -0-<F4>        $   -0-     $   -0-
New Castle Refractories                                           1,000<F5>    1,000<F5>        $   -0-     $   -0-

Leonard D. Dahlberg          16,376 <F2>       $66,977              -0-<F2>      -0-<F2>        $   -0-     $   -0-
Executive Vice President-     2,500 <F3><F7>   $15,000            4,594<F3>      -0-            $13,208     $   -0-
Industrial Group                                                  2,000<F4>      -0-<F4>        $   -0-     $   -0-
                                                                  1,000<F5>    1,000<F5>        $   -0-     $   -0-
                                                                    500<F6>    1,500<F6>        $   438     $ 1,313

<F1>      Closing price at fiscal year end was $7.625 per share.

<F2>      Granted at $4.20 per share on July 28, 1986 under the 1979 Dixon Ticonderoga Company Executive
          Stock Option Plan to expire on July 27, 1996.  Adjusted for stock split on July 22, 1988.

<F3>      Granted February 22, 1991 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to
          vest 25% after one year, 25% after two years, and 50% after three years, to expire three years from the date of vesting.

<F4>      Granted December 18, 1992 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to
          vest 25% after one year; 25% after two years; and 50% after three years, to expire three years from the date of vesting.

<F5>      Granted October 21, 1994 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to
          vest 25% after one year; 25% after two years; and 50% after three years, to expire three years from the date of vesting.

<F6>      Granted December 15, 1995 under the 1988 Dixon Ticonderoga Company Executive Stock Option Plan to
          vest 25% after one year; 25% after two years; and 50% after three years, to expire three years from the date of vesting.

<F7>     An additional 2,094 options were allowed to expire.

      The following graph demonstrates a five-year comparison of cumulative total returns based upon (1) the Company's fiscal year end and (2) an initial investment of $100.00 in Company stock, as compared with the Russell 2000 Broad Market Index and the Standard Industry Group of Listed Securities for Office Equipment and Supplies.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                       Dixon
      Measurement Period            Ticonderoga     Industry      Broad
      (Fiscal Year Covered)             Co.           Index       Market
      -------------------           -----------     --------      ------

            1991                    100             100           100
            1992                    125.00          105.11        108.94
            1993                    153.13          117.25        145.06
            1994                    243.75          127.34        148.94
            1995                    193.75          163.28        183.74
            1996                    190.63          120.39        208.08



                                EMPLOYEE 401(k) THRIFT PLAN

  The Company adopted a 401(k) Thrift Plan effective January 1, 1985. The plan permits domestic non-union employee contributions of up to 26% of salary; 16% of which is tax deferred. The Company matches up to 50% of the first 8% providing such match will be contributed from pre-federal income tax profit or accumulated profits and the Company will contribute 3% of gross wages of all domestic non-union employees regardless of profits or employee contributions. The Tax Reform Act of 1986 has put further limitation on the tax deferral of matching and employee contributions.

             APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN AMENDMENT


Introduction

      On December 13, 1996, subject to stockholder approval, the Board of Directors adopted an amendment (the "Amendment") to the Dixon Ticonderoga Company 1988 Employee Qualified Stock Purchase Plan (the "Purchase Plan") increasing the number of shares of common stock which may be issued under the Purchase Plan from 100,000 to 180,311. The Purchase Plan was created as an incentive to encourage stock ownership by all eligible employees of the Company and its Subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. As of November 30, 1996 a total of 80,311 shares of the Company common stock had been issued under the Purchase Plan. The purpose of the Amendment is to replenish the number of shares available under the Purchase Plan.

      For all of the foregoing reasons, the Board of Directors recommends a vote FOR the Purchase Plan Amendment. The affirmative vote of the majority of shares entitled to vote, present in person or represented by proxy at the meeting is required to approve the Purchase Plan Amendment.

Summary of the Provisions of the Purchase Plan

      The following is a summary of the provisions of the Purchase Plan, the form of which along with the form of the proposed Amendment to the Purchase Plan is appended to this Proxy Statement. The following summary is qualified in its entirety by the specific language of the Purchase Plan.

      The Purchase Plan is administered by the Compensation Committee consisting of three or more members of the Board of Directors who are non-employees (the "Committee"). The Committee has full authority to interpret the Purchase Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Purchase Plan, taking into consideration the recommendations of management.

      All employees of the Company or its Subsidiaries are eligible to receive options under the Purchase Plan. However, in no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

      If the Purchase Plan Amendment is adopted, the aggregate number of shares which may be issued pursuant to the Purchase Plan will be 180,311, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value, and the like.

      An employee may enter the Purchase Plan by completing specified forms and delivering them to the Company. An eligible employee may authorize payroll deductions in any even dollar amount up to but not more than 10% of his base pay, with a minimum deduction with respect to any month of $30.

      Once each year, on the first Business Day of the payment period (the 12-month period from May 1 to April 30), the Company is deemed to have granted to each eligible employee who is then a participant in the Purchase Plan an option to purchase on the last day of the payment period at the option price specified in the Purchase Plan such number of shares of common stock of the Company as his accumulated payroll deductions on the last day of such payment period will pay for at such option price provided that such employee remains eligible to participate in the Purchase Plan throughout such payment period. The option price for each payment period is the lesser of (i) 85% of the fair market value of the Company's common stock on the first Business Day of the payment period, or (ii) 85% of the fair market value of the Company's common stock on the last Business Day of the payment period. For purposes of the Plan, the term "fair market value" means the average of the high and low prices of the common stock on the principal exchange on which the common stock is listed.

      No employee may be granted an option which permits his rights to purchase common stock under the Purchase Plan and any similar plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      Each eligible employee who continues to be a participant in the Purchase Plan on the last Business Day of the payment period is deemed to have exercised his option on such date and is deemed to have purchased from the Company such number of shares of common stock reserved for the purpose of the Purchase Plan as his accumulated payroll deductions on such date will pay for at the option price. If a participant is not an employee on the last Business Day of a payment period, he is not entitled to exercise his option.

      An employee is not permitted to transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Purchase Plan other than by will or the laws of descent and distribution. An employee's rights under the Purchase Plan terminate when he ceases to be an employee of the Company or a Subsidiary.

      The Purchase Plan may be terminated at any time by the Committee. The Committee may also amend or modify the Plan at any time without notice, provided that no employees' existing rights under any outstanding option may be adversely affected by such amendment or modification and, provided further, that no such amendment may, except for adjustments by reason of changes in capitalization, increase the number of shares which may be issued pursuant to the Plan unless shareholder approval is obtained.

Summary of Federal Income Tax Consequences of the Purchase Plan

      The tax consequences of the Purchase Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Purchase Plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. As the tax consequences of participation in the Purchase Plan are complex and subject to change, a taxpayer's particular situation may be such that some variation of the described rules is applicable.

      For federal income tax purposes, the recipient of options granted under the Purchase Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. As the option price under the Purchase Plan is less than the fair market value of the shares of stock on the date of grant, provided the holding periods described below are met, when the shares of stock received pursuant to the Purchase Plan are sold or are otherwise disposed of in a taxable transaction, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock at the time of such disposition over the amount paid for the shares, or (ii) 15% of the stock's fair market value on the first Business Day of the payment period. Such recognition of income upon disposition has the effect of increasing the basis of the shares in the participant's hands, by an amount equal to the amount of income recognized.
Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), and the amount realized (less the amount recognized as income as described above), will be recognized to the participant as long-term capital gain or loss.

      In order for a participant to receive the favorable tax treatment described above, the Internal Revenue Code (the "Code") requires that the participant make no disposition of the shares within two years after the date the option was granted nor within one year after the date such option was exercised and the shares were transferred to him.

      If a participant disposes of the common stock before the expiration of the holding period requirements described above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common stock on the date the shares were purchased exceeds the purchase price. The difference between the fair market value of the common stock at the date the shares were purchased and the amount realized upon disposition is treated as a capital gain or loss. At the time of the disposition, the Company is allowed a corresponding deduction to the extent of the amount of the participant's ordinary income.

      As of November 30, 1996, 80,311 shares of common stock have been purchased pursuant to the Purchase Plan. Because only employees are eligible to participate, no non-employee directors have been issued options under the Purchase Plan. John Adornetto is the only executive officer who has participated in the Purchase Plan. He is expected to contribute approximately $1,440 in the next fiscal year toward purchases under the Purchase Plan.

                  RATIFICATION OF AMENDED AND RESTATED STOCK OPTION PLAN

Introduction

      On December 13, 1996, subject to stockholder ratification, the Board of Directors adopted an Amended and Restated Stock Option Plan (the "New Plan") which amends and restates the 1988 Dixon Ticonderoga Company Executive Stock Plan (the "1988 Plan"), which will expire in 1998. The New Plan is a successor plan to the 1988 Plan. The primary changes embodied in the New
Plan will be (1) various amendments, including an amendment of the definition of the term "Committee" which will administer the New Plan, to ensure continued compliance with Section 16 of the Securities Exchange Act of 1934 in light of new rules (particularly Rule 16b-3) adopted thereunder by the Securities and Exchange Commission, (2) an amendment of the definition of "Fair Market Value" to account for the listing of the Company's common stock on the American Stock Exchange since the adoption of the 1988 Plan, (3) an amendment expanding the definition of the term "Employees" to more accurately reflect the identity of those persons who will be eligible to receive grants of options under the New Plan, (4) an amendment providing that the aggregate number of shares of common stock which may be issued pursuant to the exercise of options granted under the New Plan may not exceed 401,390 shares plus the aggregate number of shares of Company common stock (287,192) with respect to which options have been granted and are outstanding under the 1988 Plan as of the Effective Date of the New Plan, subject to adjustment for changes in capitalization, (5) an amendment authorizing the Committee to amend the terms of options outstanding on the effective date of the New Plan, (6) an amendment clarifying instances in which the number and kind of shares subject to outstanding options, the exercise price for such shares and the number and kind of shares available for options subsequently granted under the New Plan are to be adjusted in the event of certain changes in the capitalization of the Company, (7) the elimination of a provision that options must be granted within ten years, (8) an amendment permitting the payment of the exercise price (and any withholding obligations) by the delivery or withholding of shares of Company common stock and loans by the Company to assist employees in the payment of such exercise price, (9) an amendment permitting the Committee, in the event that payment of the exercise price is made with shares of common stock, to grant replacement options, and (10) an amendment to permit the possibility of transferability and assignment of options. The Board of Directors has determined that the changes embodied in the New Plan are appropriate and in the best interests of the Company's shareholders. With the exception of the foregoing items, the New Plan will be substantially the same as the 1988 Plan.

      The 1988 Plan was created as a means of advancing the interests of the Company and its shareholders by affording certain key employees of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such employees of options. By encouraging such employees to become owners of Company shares, the Company sought to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. The New Plan continues these goals.

      For all of the foregoing reasons, the Board of Directors recommends a vote FOR the ratification of the New Plan. The affirmative vote of the majority of shares entitled to vote, present in person or represented by proxy at the meeting is required to ratify the New Plan.

Summary of the Provisions of the New Plan

      The following is a summary of the provisions of the New Plan, the form of which is appended to this Proxy Statement. The following summary is qualified in its entirety by the specific language of the New Plan.


      The New Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors. The Committee has sole discretion and authority to determine from among the employees those to whom and the time and times at which such options may be granted and the number of shares of common stock to be subject to each option. Subject to the express provisions of the New Plan, the Committee also has complete authority to interpret the New Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement granted under the plan so long as such provisions are consistent with the New Plan (including but not limited to vesting schedules and the acceleration thereof in certain events, and payment provisions) and to make all other determinations necessary or advisable in the administration of the New Plan.

      Employees of the Company or of any subsidiary of the Company are eligible to receive grants of options under the New Plan. A grant of an option under the plan allows the recipient the right to purchase shares of Company common stock at a specified price, but, in any event, not less than the fair market value of the underlying shares of common stock on the date of grant. Options become exercisable, in whole or in part, and expire, in whole or in part, on such dates as are determined by the Committee at the date of the grant; however, option may not be exercised unless and until the Optionee shall have been or remained in the employ of the Company or a subsidiary for one year from and after the date such option was granted, and unless certain securities law requirements are met. The term of an option may in no event exceed ten years after the date of grant.

      Subject to adjustment in the event of certain capital changes, the aggregate number of shares of common stock which may be issued pursuant to the exercise of options granted after the effective date of the New Plan may not exceed 401,390 shares. Such shares are in addition to the aggregate number of shares of common stock which may be issued pursuant to the exercise of outstanding options granted under the 1988 Plan to purchase 287,192 shares. If options (including options granted under the 1988 Plan) terminate for any reason without being wholly exercised, new options may be granted under the New Plan covering the number of shares to which such option termination relates.

      In the event of the dissolution or liquidation of the Company or any merger or combination in which the Company is not the surviving entity, each outstanding option granted under the New Plan (including options granted under the 1988 Plan) terminates, but the Optionee has the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his option in whole or in part, to the extent that it shall not have been theretofore exercised, without regard to any installment exercise or vesting provisions.

      Option exercises must be accompanied by payment in full to the Company of the amount of the purchase price for the number of shares of stock with respect to which the option is then being exercised, which payment may be by any of the following means or any combination thereof: (1) cash; (2) certified or cashier's check payable to the Company; (3) the delivery of whole shares of Company common stock owned by the option holder; or (4) by requesting that the Company withhold whole shares of Company common stock then issuable upon exercise of the option (for purposes of such a transaction the value of these shares is deemed to be equal to the Fair Market Value of the shares on the date of the exercise of the option) in which case the option with respect to the shares withheld is deemed to be surrendered and canceled. In addition, the Company is vested with authority under the New Plan to assist any employee to whom an option is granted (including any director or officer of the Company or any Subsidiary who is also an employee) in the payment of the purchase price payable on exercise of such option, by lending the amount of such purchase price to such employee on such terms and such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Committee.

      It is a condition to the obligation of the Company to issue or transfer common stock upon exercise of an option that the Optionee pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of such option. In the discretion of the Committee, withholding obligations may be satisfied by an Optionee in any of the methods which may be used to pay the purchase price as set forth in the New Plan.

      To the extent that the payment of the exercise price for shares purchased pursuant to the exercise of an option is made with shares of Company common stock, then at the discretion of the Committee, the Optionee may be granted a replacement option under the New Plan to purchase a number of shares of Company common stock equal to the number of shares tendered as permitted in the New Plan, with an exercise price per share equal to the Fair Market Value on the date of grant of such replacement option and with a term extending to the expiration date of the original option.

     The Committee determines whether options may be assigned or transferred by the Optionee and, if an option is transferable, the Committee is authorized to restrict transferability to certain persons or classes of persons. In the event of the death of an Optionee, options are transferable by will or by the laws of descent and distribution.

      Material amendments to outstanding options require the approval of the Committee and must be agreed upon by the Optionee.

      If, prior to a date one year after the date an option is granted, the Optionee's employment by the Company or a Subsidiary is terminated by the Company or such Subsidiary with or without cause, or by the action of the Optionee, the Optionee's right to exercise such option terminates and all rights thereunder cease; provided, however, that if the Optionee dies, retires or becomes permanently or totally disabled prior to a date one year after the date an option shall have been granted, such option becomes exercisable in full on the date of such death, retirement or disability and, in the case of retirement or disability, such option remains exercisable for three months after the date of such retirement or disability.

      If, on or after one year after the date an option is granted, an Optionee's employment by the Company or a Subsidiary is terminated for any reason other than death, the Optionee has the right, during the period ending three months after such termination, to exercise such option to the extent that it was exercisable at the end of such termination of employment and is unexercised.

      If an Optionee dies while in the employ the Company or a Subsidiary or within three months after termination of such employment, the executor or administrator of the estate of the decedent or the person or persons to whom an option shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution has the right, during the period ending one year after the date of the Optionee's death, to exercise the Optionee's option to the extent that it was exercisable at the date of termination of employment by death or otherwise and is unexercised.

      The Committee may at any time terminate, and may at any time from time to time and in any respect amend or modify the New Plan. However, no termination, amendment or modification shall in any manner affect any option theretofore granted without the consent of the Optionee or the transferee of the option.

Historic Award Information

      As of November 30, 1996, outstanding and unexercised options granted under the 1988 Plan to purchase 287,192 shares of common stock were held by 60 persons. As of November 30, 1996, approximately 75 employees of the Company were eligible to participate in the New Plan, although options will be granted only to select employees, the identity of whom will be determined by the Committee. On November 30, 1996, the market price of the Company's common stock was $7.125 per share.

      The following table sets forth certain information regarding the ownership of options by the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers, each of the nominees to the Board of Directors, each of the Company's current Directors who are not executive officers taken as a group, the Company's executive officers taken as a group and the Company's employees taken as a group but excluding the Company's executive officers as of November 30, 1996. See also "Major Stockholders," "Security Ownership of Management," and "Outstanding Stock Options." All such options were granted under the 1988 Plan prior to the effective date of the New Plan.

                                                     Shares of Common Stock
Beneficial Owner                                     Underlying Options (#)

Gino N. Pala . . . . . . . . . . . . . . . . . . . . . . . .         47,400
  Chairman of the Board, President
  and Chief Executive Officer

Richard F. Joyce . . . . . . . . . . . . . . . . . . . . . .         31,000
  Vice Chairman of the Board, President
  and Chief Operating Officer, Consumer Group and
  Executive Vice President and Chief Legal Executive . . . .

Richard A. Asta. . . . . . . . . . . . . . . . . . . . . . .         31,000
  Executive Vice President of Finance and
  Chief Financial Officer

Thomas Maskell . . . . . . . . . . . . . . . . . . . . . . .          3,000
  General Manager/ New Castle Refractories

Leonard D. Dahlberg, Jr. . . . . . . . . . . . . . . . . . .         10,594
  Executive Vice President, Industrial Group

John E. Ramondo. . . . . . . . . . . . . . . . . . . . . . .           -0-

Kent Kramer. . . . . . . . . . . . . . . . . . . . . . . . .           -0-

Ben Berzin, Jr.. . . . . . . . . . . . . . . . . . . . . . .           -0-

All Directors, excluding executive officers, as a group. . .           -0-

All executive officers as a group. . . . . . . . . . . . . .        150,220

All employees as a group . . . . . . . . . . . . . . . . . .        136,972

Summary of Federal Income Tax Consequences of the New Plan

      The tax consequences of the New Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the New Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. As the tax consequences of the grant and exercise of options under the New Plan are complex and subject to change, a taxpayer's particular situation may be such that some variety of the described rules is applicable.

      For federal income tax purposes, the recipient of options granted under the New Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of options granted under the New Plan, the Optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An Optionee's basis in the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the option.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (SEC) and the American Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent (10%) beneficial owners were complied with.


                            SHAREHOLDERS' RIGHTS PLAN

      In March, 1995, the Company declared a dividend distribution of one Preferred Stock Purchase Right on each share of Company common stock. Each Right will entitle the holder to buy one-thousandth of a share of a new series of preferred stock at a price of $30.00 per share. The Rights will be exercisable only if a person or group (other than the Company's chairman, Gino N. Pala, and his family members) acquires 20% or more of the outstanding shares of common stock of the Company or announces a tender offer following which it would hold 30% or more of such outstanding common stock. The Rights entitle the holders other than the acquiring person to purchase Company common stock having a market value of two times the exercise prices of the Right.
If, following the acquisition by a person or group of 20% or more of the Company's outstanding shares of common stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise prices of the Right.

      The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for common stock. The Rights expire in ten years.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Based on a recommendation from the Audit Committee, the Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to serve as the Company's auditor for the next fiscal year.

      Representatives of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the shareholders.

                      OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

      The Board of Directors is not at present aware of any other matters to be brought before the meeting, except those incidental to the conduct of the meeting. However, if any such matters should come before the meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in their discretion.


                                  SHAREHOLDERS PROPOSALS

        Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the next Annual Meeting must be received at the Company's principal office on or prior to October 30, 1997.


                       SOLICITATION OF PROXIES AND EXPENSES THEREOF

  It is presently contemplated that proxies will be solicited only by mail and, possibly, by telephone, telegraph or personal calls by officers, directors or regular employees of the Company. However, if the circumstances warrant, the Company may retain the services of a proxy soliciting firm. Any expense incurred in the solicitation of proxies, including the expenses of brokers and other nominees in soliciting non-record owners and of any proxy soliciting firm retained, will be borne by the Company.

                                        By Order of the Board of Directors,





                                        Laura Hemmings
                                        Secretary
Heathrow, Florida
January 27, 1997

APPENDIX 1

                                DIXON TICONDEROGA COMPANY
                        1988 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN


1.    Purpose

      This 1988 Employee Qualified Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Dixon Ticonderoga Company (the "Company") and its participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designated to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the 1986 Internal Revenue Code, as amended (the "Code").

2.    Eligible Employees

      All employees of the Company or any of its subsidiaries who have been employed by the Company or any of its subsidiaries for at least six months as of the first day of a Payment Period shall be eligible to receive options under this Plan to purchase the Company's common stock, $1.00 par value ("Common Stock"). Provided, however, in no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.    Stock Subject to the Plan

      The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the plan is 100,000 subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value, and the like. In the event that shares of Common Stock issued pursuant to the Plan are authorized but previously unissued shares of Common Stock, no adjustment shall be made for dividends or other rights for which the record date is prior to the time of issuance.

4.    Authorization for Entering the Plan

      (a) An employee may enter the plan by completing, signing, and delivering to the office of the Corporate Secretary an Authorization and Enrollment Agreement:

              (i)   stating the amount to be deducted regularly from his pay;

              (ii) authorizing the purchase of stock for him in each payment period in accordance with the terms of the Plan; and

              (iii) specifying the exact name in which stock purchased for him is to be issued as provided under paragraph 8 hereof.

      (b) Such Authorization and Enrollment Agreement must be received by the Corporate Secretary's office at least 10 days before the beginning date of such next succeeding Payment Period. Payroll deductions shall commence immediately upon the commencement of the Payment Period.

      (c) Unless an employee files a new Authorization and Enrollment Agreement or withdraws from the Plan, his deductions and purchases under the Authorization and Enrollment Agreement previously filed under the plan will continue as long as the Plan remains in effect.

      (d) The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid or allowed on any money in such amounts.

      (e) All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose. Funds under the Plan will not be invested, other than in the ordinary course of business conducted by the Company.

5.    Payroll Deductions

      (a) Subject to the provisions of paragraph 6(e), an eligible employee may authorize payroll deductions in any even dollar amount up to, but not more than, 10% of his Base Pay, and the minimum deduction in respect of any Payment Period shall be $30 per month. For purposes hereof, the term "Base Pay" shall mean regular straight time earnings, plus bonuses and overtime payments, payments for incentive compensation, and other special payments, except to the extent that any such item is specifically excluded from the definition of "Base Pay" by the Committee.

      (b) All payroll deductions made for an employee shall be credited to his account under the Plan. An employee may not make any separate cash payment into such account, nor any payment for shares be made other than by payroll deductions.

      (c) An employee may discontinue his participation in the Plan as provided in paragraph 10, but no other change can be made during a Payment Period and, specifically, an employee may not alter the rate of his payroll deductions during that Payment Period.

      (d) Only full shares of Common Stock may be purchased pursuant to the Plan. Any balance remaining in an employee's account after a purchases, due to the prohibition against purchases of fractional shares, will be reported to the employee and will be carried forward to be applied against option exercises in the next Payment Period; otherwise, any remaining balances will be paid to the employee.

6.    Payment Periods and Stock Options

      (a) The 12-month periods, May 1 to April 30, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it. Provided, however, the Committee may change the commencement and termination dates of the Payment Periods in order for the Company to satisfy the requirements of applicable federal and state securities laws relating to the offer and sale of Common Stock to employees pursuant to this Plan.

      (b) Once each year, on the first Business Day of the Payment Period, the Company shall be deemed to have granted to each eligible employee who is then a participant in the Plan an option to purchase on the last day of the Payment Period at the Option Price hereinafter provided for such number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the Fair Market Value of the Company's Common Stock on the first Business Day of the Payment Period; or (ii) 85% of the Fair Market Value of the Company's Common Stock on the last Business Day of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value, and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decease in the option Price, per share, or by a proportionate decrease in the number of shares and proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

      (c) For purposes of this Plan, "Fair Market Value" means, on a per share basis, the average of the high and low prices of Common Stock on the principal exchange on which the Common Stock is listed. In any case, Fair Market Value shall be rounded up to avoid fractions other than 1/4, 1/2, and 3/4.

      (d) For purposes of this plan, the term" Business Day" as used herein means a day on which there is trading on the New York Stock Exchange.

      (e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

7.    Exercise of Option

      Each eligible employee who continues to be a participant in the Plan on the last Business Day of the Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last Business Day of a Payment Period, he shall be not entitled exercise his option.

8.    Issuance of Stock

      (a) Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

      (b) Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization and Enrollment Agreement so specified, in the name of the employee and one other person of legal age as joint tenants with rights of survivorship, tenants in common, or as community property to the extent and in the manner permitted by applicable law.

9.    Application of Funds

      The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan shall be used for general corporate purposes.

10.   Withdrawal from the Plan

      (a) An employee may withdraw from the Plan, in whole, but not in part, at any time prior to the last Business Day of each Payment Period by delivering a Withdrawal Notice to the Corporate Secretary's office, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase stock under the Plan.

      (b) An employee who withdraws from the Plan will be treated in the same manner as an employee who has never entered the Plan. To re-enter, he must file a new Authorization and Enrollment Agreement at least 10 days before the beginning date of the next Payment Period which shall not, however, become effective before the beginning of the next Payment Period following his withdrawal.

11.   No Transfer or Assignment of Employee's Rights

      No employee shall be permitted to sell, assign, transfer, pledge, or
      otherwise dispose   of or incumber either the payroll deductions credited
      to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee.

12.   Termination of Employee's Rights

      (a) An employee's rights under the Plan will terminate when he ceases to be an employee of the Company or any participating subsidiary because of retirement, resignation, layoff, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases and all payroll deductions not theretofore used to purchase stock will be paid to the employee or his estate.

      (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

13.   Termination and Amendments to Plan

      (a) The Plan may be terminated at any time by the Committee. It shall terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Plan have been purchased pursuant to the Plan. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not theretofore used to purchase stock will be refunded.

      (b) The Committee also reserves the right to amend or modify the Plan at any time without notice, provided that no employee's existing rights under any outstanding option may be adversely affected thereby, and provided, further, that no such amendment of the Plan shall, except as provided in paragraph 3, increase above the amount set forth in paragraph 3 the total number of shares of Common Stock to be offered unless shareholder approval is obtained therefore.

14.   Limitations on Resale of Stock Purchased under the Plan

      The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, subject to compliance with any federal or state securities laws, sell stock purchased under the Plan at any time he chooses; provided, however, that because of certain federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of the last day of the Payment Period during which the stock was purchased showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF SUCH STOCK.

15.   Company Payment of Expenses Related to Plan

      The Company will bear all costs of administering and carrying out the Plan.

16.   Administration of the Plan

      The Plan shall be administered by the Compensation Committee consisting of three or more members of the Board of Directors (the "Board") of the Company who are not employees (the "Committee"). The Committee shall have full authority to interpret the Plan and to make such rules and regulations and establish such procedures a it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board.

17.   Optionees Not Stockholders

      Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

18.   Government Regulation

      The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Common Stock.

19.   Withholding of Additional Federal Income Tax

      The Company shall take such measures as it deems appropriate to ensure that the Company's obligations to withhold any amount required under federal, state, or other laws are satisfied with respect to the issuance or exercise of options hereunder or the disposition of shares acquired pursuant to the exercise of options hereunder. Such measure shall include, but shall not be limited to, the withholding of shares purchased pursuant to the Plan and the withholding of additional compensation through payroll deduction.

20.   Approval of Stockholders

      The Plan shall be effective and options may be granted hereunder upon the adoption of the Plan by the Board; provided, however, neither the Plan, nor any option granted under the Plan, shall be binding unless the Plan is approved by the Company's stockholders within 12 months after the adoption of the Plan by the Board.

21.   Notice

      Any election or other notice required to be given by an employee under this Plan shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the Corporate Secretary of the Company at the Company's corporate headquarters in Heathrow, Florida, or at such other address as may be designated by the Company in writing.

APPENDIX 2

               AMENDMENT TO 1988 STOCK QUALIFIED STOCK PURCHASE PLAN


      Paragraph 3 of the 1988 Qualified Stock Purchase Plan shall be amended in its entirety to read as follows:

     The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the plan is 180,311 subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value, and the like. In the event that shares of Common Stock issued pursuant to the Plan are authorized but previously unissued shares of Common Stock, no adjustment shall be made for dividends or other rights for which the record date is prior to the time of issuance.

APPENDIX 3


                         DIXON TICONDEROGA COMPANY

                 AMENDED AND RESTATED STOCK OPTION PLAN



                               ARTICLE I
                              DEFINITIONS


      As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary. Where applicable, the masculine pronoun shall mean or include the feminine and the singular shall include the plural:

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b) "Committee" shall mean the Compensation Committee appointed by the Board, which shall consist of two or more non-employee directors, as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission or any successor rule or regulation.

      (c)   "Company" shall mean Dixon Ticonderoga Company.

      (d) "Effective Date" shall mean the date the Plan is adopted by the Board.

      (e) "Employees" shall mean any person who is regularly employed on a salary basis by the Company or of any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or any Subsidiary.

      (f) "Fair Market Value" shall mean the last reported sale price per share of the Stock as reported by the American Stock Exchange on the day an option is granted hereunder, and if such date is not a trading day, then the last reported sale price of the last trading day immediately preceding the day and option is granted hereunder.

      (g)   "Option" shall mean a stock option granted pursuant to the Plan.

      (h) "Optionee" shall mean an employee to whom an option has been granted hereunder.

      (i) "Plan" shall mean the Dixon Ticonderoga Company Amended and Restated Stock Option Plan, the terms of which are set forth herein.

      (j)   "Stock" shall mean the common stock of the Company.

      (k) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

      (l) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

                                 ARTICLE II
                                  THE PLAN

      2.1 NAME. This Plan shall be known as the Dixon Ticonderoga Company Amended and Restated Stock Option Plan.

      2.2 COMPLIANCE. The Plan amends and restates and is a successor plan to the 1988 Dixon Ticonderoga Company Executive Stock Plan to bring that plan and all options heretofore granted or hereafter granted under this Plan into full compliance with the conditions set forth in Rule 16b-3 (as amended effective August 15, 1996) promulgated by the Securities and Exchange Commission (the "Rule"). This Plan is intended to comply with all applicable requirements of the Rule, as amended, insofar as participants subject to
Section 16 of the Securities Exchange Act of 1934 are concerned. To the extent that any provision of the Plan does not so comply, the provision shall, to the extent permissible by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

      2.3   OUTSTANDING OPTIONS.  As of the Effective Date as provided for in
Section 2.5, options to purchase a total of 287,192 shares of Stock have been granted and are outstanding hereunder. Such options shall remain outstanding and effective after the Effective Date hereof and shall be subject to all terms and conditions of this Plan as herein amended and restated. Provided, however, if the terms of an agreement granting an option prior to the Effective Date hereof are different from this Plan, the terms contained in such agreement shall, to such extent, remain effective unless amended by the Committee with the consent of such Optionee. The Committee is expressly authorized to amend the terms of options issued before or after the Effective Date, subject to the terms and conditions of this Plan. The Plan and the stock option agreements entered into after the Effective Date hereof shall govern all option grants hereunder.

      2.4 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to certain selected key Employees of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such Employees of options under the terms set forth herein. By thus encouraging such Employees to become owners of Company shares, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

      2.5 EFFECTIVE DATE. The Plan shall become effective on its Effective Date, subject to its ratification by the holders of a majority of the votes cast in person or by proxy on a proposal to ratify the Plan. Upon ratification of the Plan by the shareholders of the Company, all options granted under the Plan and all amendments to outstanding options granted under the 1988 Dixon Ticonderoga Company Executive Stock Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.

                                ARTICLE III
                                PARTICIPANTS

      Any Employee shall be eligible to participate in the Plan and the Committee may grant options to certain key Employees in instances where the Committee determines that the purpose of the Plan will be furthered.

                                ARTICLE IV
                              ADMINISTRATION

      4.1 DUTIES AND POWERS OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have sole discretion and authority to determine from among the Employees those to whom and the time or times at which options may be granted and the number of shares of Stock to be subject to each option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement so long as such provisions are consistent with the Plan (including but not limited to vesting schedules and the acceleration thereof in certain events, and payment provisions) and to make all other determinations necessary or advisable in the administration of the Plan.

      4.2 MAJORITY RULE. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

      4.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to eligible Employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

      4.4 LIABILITY. No member of the Committee shall be liable for any action or determination made by him.

                                  ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

      5.1 LIMITATIONS. The shares to be issued by the Company upon exercise of options granted under the Plan are shares of Stock. Subject to adjustment pursuant to the provisions of Section 5.3, the aggregate number of shares of Stock which may be issued pursuant to the exercise of options granted after the Effective Date hereof under this Plan shall not exceed 401,390 shares. Such shares of Stock are in addition to the aggregate number of shares which may be issued pursuant to the exercise of options to purchase 287,192 shares which were outstanding on the Effective Date and which were granted under the 1988 Dixon Ticonderoga Company Executive Stock Plan. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

      5.2   OPTIONS GRANTED UNDER PLAN.   Shares of Stock issued upon the
exercise of an option granted hereunder shall not again be available for issuance upon the exercise of an option granted hereunder. If options granted hereunder (including options issued under the 1988 Dixon Ticonderoga Company Executive Stock Plan prior to its amendment and restatement hereby) shall terminate for any reason without being wholly exercised, new options may be granted hereunder covering the number of shares to which such option termination relates.

      5.3 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The number and kind of shares subject to outstanding options, the exercise price for such shares, and the number and kind of shares available for options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, spin-off, reverse stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the options outstanding under the Plan. The
Committee shall have the power to determine the amount of the adjustment to be made in each case.

      5.4 CORPORATE REORGANIZATIONS. In the event of the dissolution or liquidation of the Company or any merger or combination in which the Company is not the surviving entity, each outstanding option granted hereunder (including options granted under the 1988 Dixon Ticonderoga Company Executive Stock Plan) shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his option, in whole or in part, to the extent that it shall not have been therefore exercised, without regard to any installment exercise or vesting provisions.

       The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                ARTICLE VI
                                 OPTIONS

      6.1 OPTIONS GRANT AND AGREEMENT. Each option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

      6.2 PURCHASE PRICE. The per share purchase price of the Stock subject to each option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the option is granted.

      6.3 OPTION EXERCISE PERIOD. The period for the exercise of options granted hereunder shall be determined by the Committee, but in no instance shall such period exceed ten years after the date of grant of the option.

      6.4   OPTION EXERCISE; REPLACEMENT OPTIONS.

            (a) Options granted hereunder may not be exercised (i) unless and until the Optionee shall have been or remained in the employ of the Company or a Subsidiary for one year from and after the date such option was granted, and (ii) unless a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the option be in effect with respect to the Stock underlying the option, the Company shall have received such assurances as it may reasonably request that the Stock is being acquired in accordance with the terms of an applicable exemption from the registration requirements of such Act.

            (b) Options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercise by delivery of written notice of intent to exercise the option with respect to a specified number of shares delivered to the Company at its principal office accompanied by payment in full to the Company at said office of the amount of the purchase price for the number of shares of Stock with respect to which the option is then being exercised, which payment may be by any of the following means or any combination thereof:
(i) cash; (ii) certified or cashier's check payable to the Company; (iii) the delivery of whole shares of Stock owned by the option holder, or (iv) by requesting that the Company withhold whole shares of Stock then issuable upon exercise of the option (for purposes of such a transaction the value of Shares shall be deemed to be equal to the Fair Market Value of the shares on the date of the exercise of the option) in which case the option with respect to the shares withheld shall be deemed to be surrendered and canceled. The Company is vested with authority under the Plan to assist any Employee to whom an option is granted hereunder (including any director or officer of the Company or any Subsidiary who is also an Employee) in the payment of the purchase price payable on exercise of such option, by lending the amount of such purchase price to such Employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by the Committee.

            (c) It shall be a condition to the obligation of the Company to issue or transfer Stock upon exercise of an option by delivery of shares of Stock that the Optionee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of such option or the transfer of stock thereupon. In the discretion of the Committee, withholding obligations may be satisfied by an Optionee in any of the methods which may be used to pay the purchase price as set forth in Section 6.4(b).

            (d) To the extent that the payment of the exercise price for Stock purchased pursuant to the exercise of an option is made with shares of Stock as provided for herein, then, at the discretion of the Committee, the Optionee may be granted a replacement option under the Plan to purchase a number of shares of Stock equal to the number of shares of Stock tendered as permitted in this Section 6.4, with an exercise price per share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original option.

      6.5 TRANSFERABILITY OF OPTION. The Committee shall determine whether options granted under the Plan may be assigned or transferred by the Optionee and, if an option is transferable, the Committee shall be authorized to restrict transferability to certain persons or classes of persons. In the event of the death of an Optionee, options shall be transferable by will or by the laws of descent and distribution..

      6.6   AMENDMENT TO OUTSTANDING OPTIONS.    Material amendments to an
outstanding option (including an option granted under the 1988 Dixon Ticonderoga Company Executive Stock Plan) shall require the approval of the Committee and must be agreed upon by the Optionee.

      6.7   EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT.

            (a) If, prior to a date one year after the date an option shall have been granted, the Optionee's employment by the Company or a Subsidiary shall be terminated by the Company or such Subsidiary with or without case, or by the act of the Optionee, the Optionee's right to exercise such option shall terminate and all rights thereunder shall cease; provided, however, that if the Optionee shall die, retire or become permanently and totally disabled, as determined in accordance with applicable Company or Subsidiary personnel policies, prior to a date one year after the date an option shall have been granted, such options shall become exercisable in full on the date of such death, retirement or disability and, in the case of retirement or disability, such option shall remain exercisable for three months after the date of such retirement or disability.

            (b) If, on or after one year after the date an option shall have been granted, an Optionee's employment by the Company or a Subsidiary shall be terminated for any reason other than death, the Optionee shall have the right, during the period ending three months after such termination, to exercise such option to the extent that it was exercisable at the date of such termination of employment and shall not have been exercised.

            (c) If an Optionee shall die while in the employ of the Company or a Subsidiary or within three months after termination of such employment, the executor or administrator of the estate of the decedent or the person or persons to whom an option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise the Optionee's option to the extent that it was exercisable at the date of termination of employment by death or otherwise and shall not have been therefore exercised.

            (d) No transfer of any option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such option.

      6.8 RIGHTS AS SHAREHOLDER. An Optionee or transferee of an option shall have no rights as a shareholder with respect to any Stock subject to such option prior to the purchase of Stock by exercise of such option provided herein. No adjustment shall be made for dividends or other rights for which the record date is prior to the exercise of such option, except as provided in Section 5.3.

                                ARTICLE VII
                            STOCK CERTIFICATES

      The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

      (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

      (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

      (c) The obtaining of any approval or other clearance from any federal or applicable state governmental agency which the Committee in its sole discretion determine to be necessary or advisable; and

      (d) The lapse of such reasonable period of time following the exercise of the option as the Committee from time to time may establish for reasons of administrative convenience.

                               ARTICLE VIII
              TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN

      The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan. However, no termination, amendment or modification of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the Optionee or transferee of the option.

                                 ARTICLE IX
                                MISCELLANEOUS

      9.1 EMPLOYMENT. Nothing in the plan or any option granted hereunder or in any Stock option Agreement relating thereto shall confer upon any Employee the right to continue in the employ of the Company or any Subsidiary.

      9.2 OTHER COMPENSATION PLANS. Except as provided for in Sections 2.2 and 2.3, the adoption of the Plan shall not affect any other incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

      9.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

      9.4 RIGHT TO RECEIVE OPTIONS. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any right to be granted an option, or any other right hereunder, unless and until the Committee shall have granted such person an option, and then his rights shall be only such as are prescribed in the instrument evidencing such option.

      9.5 HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.